EXHIBIT TO FORM N-SAR
March 31, 2008

Registrant Name         GMAM ABSOLUTE RETURN STRATEGIES FUND, LLC
File Number             811-21259
Registrant CIK Number:  0001207528


ITEM 77Q3

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 86A correctly, the correct answer is $1,152,506.